EXHIBIT 10.1
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 5th day of March, 2015 by and among Digirad Corporation, a Delaware corporation (the “Company”), and the “Stockholders” named on the signature pages hereto and in that certain Agreement of Merger and Plan of Reorganization, dated March 5, 2015, by and among the Company, Maleah Incorporated, a California corporation and wholly-owned direct subsidiary of the Company, MD Office Solutions, a California corporation, and the Stockholders party thereto (the “Merger Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein.
The parties hereby agree as follows:
1.Certain Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” means (i) the Stock Consideration and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the applicable Stockholder pursuant to Rule 144 without any volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.
“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Required Stockholders” means the Stockholders beneficially owning a majority of the Registrable Securities.
“SEC” means the U.S. Securities and Exchange Commission.
“Stockholders” means the Stockholders identified and defined in the Merger Agreement.
“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
2.Registration.
(a)Registration Statement. Promptly following the Closing Date, but no later than ninety (90) days thereafter, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Stockholders and their counsel prior to its filing or other submission. Such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)Expenses. The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to any Registrable Securities.
(c)Effectiveness.
(i)The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Stockholders by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Stockholders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. After the effective date of such Registration Statement, the Company shall file a final Prospectus with the SEC as required by Rule 424.
(ii)For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Stockholder in writing of the commencement of an Allowed Delay, (b) advise the Stockholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
(d)Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Stockholder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Stockholders is an “underwriter”. The Stockholders shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Stockholders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Stockholder as an “underwriter” in such Registration Statement without the prior written consent of such Stockholder. Any cut-back imposed on the Stockholders pursuant to this Section 2(d) shall be allocated among the Stockholders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Stockholders otherwise agree.
3.Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as promptly as possible:
(a)use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 under the 1933 Act without any volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public company information requirement under Rule 144 (the “Effectiveness Period”);

(b)prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
(c)provide copies to and permit counsel designated by the Stockholders to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;
(d)furnish to the Stockholders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder that are covered by the related Registration Statement;
(e)use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
(f)use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed to the extent required by applicable law or rule;
(g)immediately notify the Stockholders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(h)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Stockholders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Stockholders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and
(i)With a view to making available to the Stockholders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Stockholders to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (such date, the “Reporting Date”) (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act until the Reporting Date; and (iii) until the Reporting Date, furnish to each Stockholder upon request, as long as such Stockholder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Stockholder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
(j)To the extent permitted by law and agreed to by Company counsel, the Company will cause Company counsel to issue an opinion allowing the removal of restrictive legends from certificates bearing such legends.

4.Obligations of the Stockholders.
(a)Each Stockholder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Stockholder of the information the Company requires from such Stockholder if such Stockholder elects to have any of its Registrable Securities included in the Registration Statement. A Stockholder shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if such Stockholder elects to have any of its Registrable Securities included in the Registration Statement.
(b)Each Stockholder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Stockholder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
(c)Each Stockholder agrees that, upon receipt of any notice from the Company of either (x) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (y) the happening of an event pursuant to Section 3(g) hereof, such Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Stockholder is advised by the Company that such dispositions may again be made.
5.Indemnification.
(a)Indemnification by the Company. The Company will indemnify and hold harmless each Stockholder that participates in the offering of Registrable Securities and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Stockholder (within the meaning of the 1933 Act), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse such Stockholder and each such officer, director, member, employee or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Stockholder in writing specifically for use in such Registration Statement or Prospectus or amendment or supplement thereto.
(b)Indemnification by the Stockholders. Each Stockholder participating in the offering of Registrable Securities agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in or omitted from any information furnished in writing by or on behalf of such Stockholder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Stockholder be greater in amount than the dollar amount of the net proceeds received by such Stockholder upon the sale of its Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
(c)Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claim (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will (i) except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) be liable for any settlement entered into without the indemnifying party’s prior written approval, such approval not to be unreasonably withheld or delayed.
(d)Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the net proceeds received by it upon the sale of its Registrable Securities giving rise to such contribution obligation.
6.Miscellaneous.
(a)Company Representations. As of the date hereof, (i) the Company is eligible to register its Common Stock on a Registration Statement on Form S-3, (ii) the Company’s shares of Common Stock are listed on NASDAQ, and (iii) no person has the right to cause the Company to file a Registration Statement registering Common Stock prior to registration of the Registrable Securities as provided herein.
(b)Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Stockholders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Required Stockholders to such amendment, action or omission to act.
(c)Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8.06 of the Merger Agreement.
(d)Assignments. This Agreement may not be assigned by any of the Stockholders (whether by operation of law or otherwise) without the prior written consent of the Company and may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Stockholders, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Stockholders in connection with such transaction unless such securities are otherwise freely tradable by the Stockholders after giving effect to such transaction.
(e)Remedies. In the event of a breach by the Company or by a Stockholder of any of their respective obligations under this Agreement, each Stockholder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement shall be entitled to seek specific performance of its rights under this Agreement. Each of the Company and each Stockholder agrees that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.
(f)Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(g)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or .pdf, which shall be deemed an original.
(h)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(i)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
(j)Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
(k)Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.
(l)Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
(m)Adjustments For Stock Dividends, Stock Splits, Recapitalizations, Combinations, Etc. If the Company shall at any time issue a stock dividend on its outstanding shares of Common Stock or effect a recapitalization, stock split, reverse stock split, reorganization, consolidation, split-up, combination, repurchase or exchange of shares of its Common Stock or other securities of the Company that affects the outstanding number of shares of Common Stock, all provisions set forth in this Agreement that are affected by a specified number of shares of Common Stock shall be appropriately adjusted.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Company:	DIGIRAD CORPORATION
By:	/s/ JEFFRY KEYES
Name: Jeffry Keyes
Title: Chief Financial Officer

The Stockholders:
KEENAN - THORNTON FAMILY TRUST
By:	/s/ MICHAEL KEENAN
Michael Keenan, Trustee
By:	/s/ CYNTHIA THORNTON
Cynthia Thornton, Trustee

/s/ SAMIA ARRAM
Samia Arram
/s/ DAVID KEENAN
David Keenan